Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Skeena Resources Limited
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-30
Reporting Entity ESTMA Identification Number	E790129		Original Submission Amended Report
Other Subsidiaries Included (optional field)	None

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Andrew MacRitchie				Date	2025-05-30
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Skeena Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E790129
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada -British Columbia	Province of British Columbia	See Notes			561,734					561,734	Including Fees paid to Ministry of Energy and Mines; Ministry of Environment; Ministry of Forests

Additional Notes:

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Skeena Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E790129
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Canada -British Columbia	Eskay Creek Revitalization Project			561,734					561,734	Permits and fees

Additional Notes: